                                                                    Exhibit 28.2

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 11-K



(Mark One)
[_]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended October 31, 1997

                                      OR

[X]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from
November 1, 1997 to December 31, 1997

Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

          ATGI 401(K) PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

          ALPHA TECHNOLOGIES GROUP, INC.
          9465 Wilshire Boulevard
          Suite 980
          Beverly Hills, CA  90212

REQUIRED INFORMATION


Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 1997 and October 31, 1997 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the short year ended December 31, 1997 and year ended October 31, 1997 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.   Not applicable.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ATGI 401(K) PLAN



                              By: /s/ STEVE E. CHUPIK
                                 ----------------------------
                                 Steve E. Chupik
                                 Trustee of the Plan

Date:  April 28, 1998

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Trustees of
ATGI 401(K) PLAN

     We have audited the accompanying statement of net assets available for benefits of ATGI 401(k) Plan as of December 31, 1997 and October 31, 1997, and the related statement of changes in net assets available for benefits for the two months ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and October 31, 1997, and the changes in its net assets available for benefits for the two months ended December 31, 1997 in conformity with generally accepted accounting principles.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at December 31, 1997 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Melton & Melton, L.L.P.

Houston, Texas
March 20, 1998

                               ATGI 401(K) PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS




                                                  DECEMBER 31,  OCTOBER 31,
                                                      1997        1997
                                                      ----        ----

                           ASSETS
                           ------
Investments:
        Alpha Technologies Group, Inc.,
          Common Stock (at market), 200,236 and
          191,618 shares at December 31, 1997
          and October 31, 1997, respectively       $  775,916  $  862,279

        Connecticut General Life Insurance
          Company (a CIGNA company) accounts
          at contract value:

                 Guaranteed Short-Term Account        376,592     368,615
                 Guaranteed Long-Term Account       2,702,471   2,646,323


        Connecticut General Life Insurance
          Company (a CIGNA company) accounts
          at market value:

                 Stock Market Index Account         1,089,992     990,681
                 Growth Opportunities Account       1,636,295   1,524,994
                 Janus Fund                           271,825     208,404
                 PBHG Growth Fund                     304,800     282,213
                 American Century Fund                 32,432      31,514
        Participant loans                             258,762     248,148
                                                   ----------  ----------
                         Total investments          7,449,085   7,163,171
                                                   ----------  ----------

Receivables:
        Employer contributions                         41,054      43,756
        Participant contributions                     114,528     116,853
                                                   ----------  ----------
                         Total receivables            155,582     160,609
                                                   ----------  ----------

Cash                                                    3,789          77
                                                   ----------  ----------
                         Total assets               7,608,456   7,323,857
                                                   ----------  ----------

                   LIABILITIES
                   -----------

Due to participants                                    22,830      22,830
Administrative fees payable                             2,960       3,997
                                                   ----------  ----------
                         Total liabilities             25,790      26,827
                                                   ----------  ----------
                         Net assets available for
                           benefits                $7,582,666  $7,297,030
                                                   ==========  ==========

                      (See Notes to Financial Statements)

                               ATGI 401(K) PLAN
                      STATEMENT OF CHANGES IN NET ASSETS
                            AVAILABLE FOR BENEFITS
                  FOR THE TWO MONTHS ENDED DECEMBER 31, 1997


ADDITIONS TO NET ASSETS:
    Participant contributions         $  249,751
    Employer contributions                77,040
                                      ----------
                                         326,791

    Interest and dividend income          31,015
                                      ----------
        Total additions                  357,806
                                      ----------
DEDUCTIONS FROM NET ASSETS:
    Benefit payments                      93,677
    Commissions and fees paid by
     participants                          4,062
    Administrative expenses                3,268
                                      ----------
        Total deductions                 101,007
                                      ----------
Net realized and unrealized
  appreciation in fair value
  of investments                          28,837
                                      ----------
        Increase in net assets           285,636
                                      ----------
NET ASSETS AVAILABLE FOR BENEFITS:
    Balance, October 31, 1997          7,297,030
                                      ----------
    Balance, December 31, 1997        $7,582,666
                                      ==========


                      (See Notes to Financial Statements)

                               ATGI 401(K) PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997



NOTE 1 - DESCRIPTION OF THE PLAN

     GENERAL

          The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977.

     ELIGIBILITY

          All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: February 1, May 1, August 1, or November 1. (See Note 9 - Plan Amendment.)

     DISTRIBUTIONS

          A participant or his beneficiary shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his account are distributed in the form of an annuity, cash or stock.

          The statement of net assets available for benefits as of December 31, 1997 and October 31, 1997, includes amounts pending distribution to participants of $34,431 and $31,211, respectively. (See Note 6 - Reconciliation of Financial Statements to Form 5500.)

          If a participant terminates employment prior to normal retirement age for any reason other than death or disability, his interest in Company contributions to the Plan for his benefit vests as follows:


                                           Percent Of
                                         Nonforfeitable
             Years Of Service               Interest
             ----------------            --------------

             Less than one year                  0%

             One year                           20
             Two years                          40
             Three years                        60
             Four years                         80
             Five years                        100

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

     FORFEITURES

          After a participant's employment is terminated, any nonvested portion of a participant's account can be used to offset administrative fees, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 1997 and October 31, 1997, are $138,721 and $127,155, respectively.

     CONTRIBUTIONS

          The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 1997, the matching contribution was equal to 50 percent of the participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make a discretionary contribution as determined by the Board of Directors. No discretionary contribution was made for the two months ended December 31, 1997. Each participant's contribution is based upon a percentage of annual compensation which is determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $9,500 in 1997, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Service Code. Each participant may also contribute up to 10 percent of total compensation on an after tax basis. The combined pretax and after tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

     PARTICIPANT LOANS

          Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments for periods ranging up to five years and are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

     TERMINATION OF THE PLAN

          Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

     INVESTMENT OF FUNDS

          There are eight funds in which participants can invest contributions and where other amounts are credited to their accounts as of December 31, 1997:

          ATGI Stock Fund - A fund that maintains a brokerage account with Merrill Lynch and invests solely in the common stock of Alpha Technologies Group, Inc.

          Guaranteed Short-Term Account - A CIGNA fixed-income investment account that invests primarily in Treasury securities, U.S. Government securities, certificates of deposit, time deposits, repurchase agreements and commercial paper issued by major domestic and foreign corporations.

          Guaranteed Long-Term Account - A CIGNA fixed-income investment account that invests primarily in commercial mortgages and private and public bonds with an average life of 5.8 to 7.3 years.

          Stock Market Index Account - A CIGNA pooled stock market index account that is constructed to reflect the composition of the Standard and Poor's 500 index.

          Growth Opportunities Account - A CIGNA Separate Account that invests in the Fidelity Advisor Growth Opportunities Fund. The fund seeks to provide capital growth by investing primarily in common stocks and securities convertible into common stock.

          Janus Fund - A CIGNA separate account that seeks long-term growth of capital by investing primarily in a diversified portfolio of common stock.

          PBHG Growth Fund - A CIGNA separate account which seeks capital appreciation by investing primarily in common stock and securities convertible into common stock of small capitalization companies.

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

          American Century Fund - A CIGNA separate account that seeks capital growth over time by investing in common stock.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

          The accounting records of ATGI 401(k) Plan are maintained on the cash basis; however, the financial statements have been prepared on the accrual basis of accounting.

     ADMINISTRATIVE EXPENSES

          Administrative expenses of the Plan are paid by the Plan. Forfeitures of any nonvested portion of a participant's account can be used to offset administrative fees.

     INVESTMENTS

          Pursuant to the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA, the Plan reports investments in the financial statements at current market value in accordance with generally accepted accounting principles. As of December 31, 1997, the ATGI Stock Fund is stated at aggregate current value based on quoted market prices for the last trading day of the Plan year. All other funds as of December 31, 1997 are stated at aggregate current value as determined by CIGNA.

     INCOME TAXES

          The Plan obtained its latest determination letter on February 27, 1995 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997



NOTE 3 - INVESTMENTS

     During December 31, 1997 and October 31, 1997, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $28,837 and $534,190, respectively, as follows:


                                    December 31, October 31,
                                       1997        1997
                                    ------------ -----------

Alpha Technologies Group, Inc.
  Common Stock                      $(121,184)   $  2,314
CIGNA Stock Market Index Account       62,540     212,908
Growth Opportunities Account           93,420     300,615
Janus Fund                              5,747      13,293
PBHG Growth Fund                       (8,846)      4,942
American Century Fund                  (2,840)        118
                                    ---------    --------
                                    $  28,837    $534,190
                                    =========    ========

          Investments that represent 5 percent or more of the Plan's net assets at December 31, 1997 and October 31 1997, are separately identified below:

                                                     Market Value
                                                 ------------------------
   Identity Of                                   December 31,  October 31,
 Party Involved               Description            1997         1997
 --------------               -----------        -----------   ----------
ATGI Stock Fund            Equity securities     $  775,916    $  862,279

CIGNA Guaranteed Short-    Fixed-income
  Term Account             investment account       376,592       368,615

CIGNA Guaranteed Long-     Fixed-income
  Term Account             investment account     2,702,471     2,646,323

CIGNA Stock Market         Pooled stock market
  Index Account            index account          1,089,992       990,681

Growth Opportunities       Capital appreciation
  Account                  investment account     1,636,295     1,524,994

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997


NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS

     The net assets available for benefits as of December 31, 1997 and October 31, 1997 consist of the following:

                                                                    December 31, 1997
                          ----------------------------------------------------------------------------------------------------------

                                                                CIGNA
                                       CIGNA       CIGNA        Stock
                                    Guaranteed  Guaranteed     Market     Growth               PBHG   American
                            ATGI    Short-Term  Long-Term      Index  Opportunities Janus     Growth  Century               Total
                         Stock Fund  Account     Account      Account     Account    Fund      Fund     Fund      Loans    For Plan
                         ---------- ----------  ----------    ------- ------------- -----     ------  --------    -----    --------
          ASSETS
          ------
Investments:
Investments, at market    $775,916                        $1,089,992  $1,636,295  $271,825  $304,800  $32,432             $4,111,260
Investments, at contract
 value                              $376,592  $2,702,471                                                                   3,079,063
Participant loans                                                                                               $258,762     258,762

                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Total investments      775,916   376,592   2,702,471   1,089,992   1,636,295   271,825   304,800   32,432    258,762   7,449,085
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
Receivables:
Employer contributions      15,363     6,970      22,869      14,578      25,985    17,855     8,378    2,530                114,528
Participant contributions    7,478     2,384       7,426       5,472       8,712     5,339     3,481      762                 41,054
                          --------  --------  ----------  ----------  ----------  --------  --------  -------             ----------
    Total receivables       22,841     9,354      30,295      20,050      34,697    23,194    11,859    3,292                155,582
                          --------  --------  ----------  ----------  ----------  --------  --------  -------             ----------
Cash                                   3,789                                                                                   3,789
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Total assets           798,757   389,735   2,732,766   1,110,042   1,670,992   295,019   316,659   35,724    258,762   7,608,456
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------

          LIABILITIES
          -----------
Due to participants                               22,830                                                                      22,830
Administrative fees payable                        2,960                                                                       2,960
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
        Total liabilities                         25,790                                                                      25,790
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
        Net assets
         available
          for benefits    $798,757  $389,735  $2,706,976  $1,110,042  $1,670,992  $295,019  $316,659  $35,724   $258,762  $7,582,666
                          ========  ========  ==========  ==========  ==========  ========  ========  =======   ========  ==========

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997




NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                                                    October 31, 1997
                          ----------------------------------------------------------------------------------------------------------
                                                                CIGNA
                                       CIGNA       CIGNA        Stock
                                    Guaranteed  Guaranteed     Market     Growth               PBHG   American
                            ATGI    Short-Term  Long-Term      Index  Opportunities Janus     Growth  Century               Total
                         Stock Fund  Account     Account      Account     Account    Fund      Fund     Fund      Loans    For Plan
                         ---------- ----------  ----------    ------- ------------- -----     ------  --------    -----    --------
          ASSETS
          ------
Investments:
Investments, at market    $862,279                        $  990,681  $1,524,994  $208,404  $282,213  $31,514             $3,900,085
Investments, at contract
 value                              $368,615  $2,646,323                                                                  3,014,938
Participant loans                                                                                              $248,148     248,148
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Total investments      862,279   368,615   2,646,323      990,681   1,524,994   208,404   282,213   31,514   248,148   7,163,171
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
Receivables:
Employer contributions       8,370     2,635       7,842        5,313      10,217     5,321     3,322      736                43,756
Participant contributions   18,084     6,842      25,063       14,215      28,642    15,158     7,614    1,235               116,853
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Total receivables       26,454     9,477      32,905      19,528      38,859    20,479    10,936    1,971                160,609
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
Cash                            77                                                                                                77
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Total assets           888,810   378,092   2,679,228    1,010,209   1,563,853   228,883   293,149   33,485   248,148   7,323,857
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
       LIABILITIES
       -----------
Due to participants                               22,830                                                                      22,830
Administrative fees payable                        3,997                                                                       3,997
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
        Total liabilities                         26,827                                                                      26,827
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
        Net assets
         available
          for benefits    $888,810  $378,092  $2,652,401  $1,010,209  $1,563,853  $228,883  $293,149  $33,485   $248,148  $7,297,030
                          ========  ========  ==========  ==========  ==========  ========  ========  =======   ========  ==========

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997




NOTE 5 - CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


     Changes in net assets available for benefits for the two months ended December 31, 1997 consist of the following:

                                                                    December 31, 1997
                          ----------------------------------------------------------------------------------------------------------
                                                                CIGNA
                                       CIGNA       CIGNA        Stock
                                    Guaranteed  Guaranteed     Market     Growth               PBHG   American
                            ATGI    Short-Term  Long-Term      Index  Opportunities Janus     Growth  Century               Total
                         Stock Fund  Account     Account      Account     Account    Fund      Fund     Fund      Loans    For Plan
                         ---------- ----------  ----------    ------- ------------- -----     ------  --------    -----    --------
Additions to net assets
  attributed to:
Employee and employer
  contributions           $ 43,344  $ 20,524  $   84,379  $   41,115  $   68,241  $ 42,416  $ 21,363  $ 5,409             $  326,791
Interest and dividend
 income                        497     2,575      25,160         508         666     1,291       313        5                 31,015
Transfers among funds         (366)               (8,875)        (49)    (23,788)   17,104    15,974
                          --------  --------  ----------  ----------  ----------  --------  --------  -------             ----------
        Total additions     43,475    23,099     100,664      41,574      45,119    60,811    37,650    5,414                357,806
                          --------  --------  ----------  ----------  ----------  --------  --------  -------             ----------
Deductions from net
  assets attributed to:
Benefit payments            10,531    11,131       7,106       6,231      33,109     3,998    6,178      227    $ 15,166      93,677
Commissions and fees paid
 by participants             2,082       100         868         352         505       155                                     4,062
Administrative expenses                            3,268                                                                       3,268
Loans issued                  (269)      225      34,847      (2,302)     (2,214)   (3,731)    (884)     108     (25,780)
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
        Total deductions    12,344    11,456      46,089       4,281      31,400       422     5,294      335    (10,614)    101,007
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
Net realized and
 unrealized appreciation
  (depreciation) in fair
   value of investments    (121,184)                          62,540      93,420     5,747    (8,846)  (2,840)                28,837
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
    Increase (decrease)
     in net assets          (90,053)  11,643      54,575      99,833     107,139    66,136    23,510    2,239     10,614     285,636
Net assets available
  for benefits:
Beginning of year          888,810   378,092   2,652,401   1,010,209   1,563,853   228,883   293,149   33,485    248,148   7,297,030
                          --------  --------  ----------  ----------  ----------  --------  --------  -------   --------  ----------
End of year               $798,757  $389,735  $2,706,976  $1,110,042  $1,670,992  $295,019  $316,659  $35,724   $258,762  $7,582,666
                          ========  ========  ==========  ==========  ==========  ========  ========  =======   ========  ==========

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997


NOTE 6 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 for the two months ended December 31, 1997 and for the year ended October 31, 1997:

                                         December 31,  October 31,
                                             1997         1997
                                         -----------   ----------
Net assets available for benefits
  per the financial statements            $7,582,666    $7,297,030
Amounts allocated to withdrawing
  participants                               (34,431)      (31,211)
                                          ----------    ----------

    Net assets available for benefits
     per the Form 5500                    $7,548,235    $7,265,819
                                          ==========    ==========

     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for December 31, 1997:


Benefits paid to participants
  per the financial statements                     $ 93,677
Add:  Amounts allocated to withdrawing
  participants at December 31, 1997                  34,431
Less:  Amounts allocated to withdrawing
  participants at October 31, 1997                  (31,211)
                                                   --------
    Benefits paid to participants
     per the Form 5500                             $ 96,897
                                                   ========

     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 and October 31, 1997, but not yet paid as of that date.

NOTE 7 - EXCESS DEFERRALS DUE TO PARTICIPANTS

     The Tax Reform Act of 1986 provides that plans such as the ATGI 401(k) Plan cannot discriminate in favor of highly compensated individuals. As a result, for the Plan year ended October 31, 1997, certain highly compensated individuals received refunds of contributions in excess of Internal Revenue Code 401(k) limits and all earnings attributable to such contributions. Excess deferrals of $22,830 for the year ended October 31, 1997, are reflected as "due to participants" on the statement of net assets available for benefits. There were no excess deferrals for the two-month period ending December 31, 1997.

                               ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1997




NOTE 8 - CONTRACT WITH INSURANCE COMPANY

     The Plan holds a deposit administration contract with CIGNA. The Guaranteed Long-Term (GLT) Fund and the Guaranteed Short-Term (GST) Fund are unallocated funds. The GLT account maintains a variable annualized rate which was 5.65 percent at December 31, 1997. The GST maintains a variable monthly rate which was 4.05 percent annualized at December 31, 1997.

NOTE 9 - PLAN AMENDMENT

     The Plan was amended effective January 1, 1998 to change the Plan year end from October 31 to December 31. In addition, the Plan was amended effective February 4, 1998 to change the entry date on which an employee must be employed in order to participate as stated in Note 1 to January 1, April 1, July 1 or October 1. In accordance with the Plan document, the short plan year ended December 31, 1997 was considered a full year for vesting purposes. Any employee that was employed on December 31, 1997, and was not fully vested on that date, automatically experienced a 20% increase in vesting for the short plan year period.

                                                                      SCHEDULE I

                               ATGI 401(K) PLAN
          LINE 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1997


                                                      MARKET OR
                                            COST    CONTRACT VALUE
                                            ----    --------------
Alpha Technologies Group, Inc.,
  Common Stock Fund                      $1,058,422  $  775,916

Connecticut General Life Insurance
  Company (A CIGNA company) accounts:
    Guaranteed Short-Term Account           376,592     376,592
    Guaranteed Long-Term Account          2,702,471   2,702,471
    Stock Market Index Account              801,836   1,089,992
    Growth Opportunities Account          1,195,984   1,636,295
    Janus Fund                              254,127     271,825
    PBHG Growth Fund                        307,461     304,800
    American Century Fund                    35,212      32,432

Prime plus 1% participant loans               - 0 -     258,762

                                                                     SCHEDULE II

                               ATGI 401(K) PLAN
                LINE 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                    CURRENT
                                                                    VALUE OF
                                                           COST    ASSETS ON
       DESCRIPTION                 PURCHASE    SELLING      OF    TRANSACTION   NET GAIN
        OF ASSETS                    PRICE      PRICE      ASSET      DATE      OR (LOSS)
       -----------                 --------    -------     -----  -----------   ---------
Alpha Technologies Group, Inc.:
  Common Stock Fund               $  356,271            $  356,271 $  356,271
  Common Stock Fund                          $  173,293    310,030             $ (136,737)

Connecticut General Life
 Insurance Company (A CIGNA
 company) accounts:
  Guaranteed Short-Term Account      287,903               287,903    287,903
  Guaranteed Short-Term Account                 102,922    102,922    102,922
  Guaranteed Long-Term Account     2,233,084             2,233,084  2,233,084
  Guaranteed Long-Term Account                  836,326    836,326    836,326
  Stock Market Index Account         546,005               546,005    546,005
  Stock Market Index Account                    234,772    183,495    234,772      51,277
  Growth Opportunities Account       515,901               515,901    515,901
  Growth Opportunities Account                  333,783    266,698                 67,085
  Janus Fund                         207,466               207,466    207,466
  Janus Fund                                     14,991     13,725     14,991       1,266
  PBHG Growth Fund                   295,109               295,109    295,109
  PBHG Growth Fund                               26,949     27,898     26,949        (949)

                                 EXHIBIT INDEX



                                                                   Sequentially
Exhibit                                                                Numbered
Number     Description of Exhibit                                          Page


1          Consent of Melton & Melton, L.L.P.

                                                                       Exhibit 1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's
Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-20706); June
30, 1989 (Reg. No. 33-29636); June 23, 1992 (Reg. No. 33-48663); and April 30,
1996 (Reg. No. 333-03001); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).



Houston, Texas
March 20, 1998                                     /s/ Melton & Melton, L.L.P.